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                                                                    EXHIBIT (23)



                         Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Gorman-Rupp Company of our report dated January 28, 2000, included in the 1999 Annual Report to Shareholders of The Gorman-Rupp Company.

We also consent to the incorporation by reference in the Registration Statement and in the related Prospectus (Form S-8 No. 333-32973) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-92793) pertaining to the Individual Profit Sharing Retirement Plan of The Gorman-Rupp Company, in the Registration Statement and in the related Prospectus (Form S-8 No. 333-30159) pertaining to the Non-Employee Directors Compensation Plan of The Gorman-Rupp Company, and in the Registration Statement and in the related Prospectus (Form S-3 No. 333-45671) pertaining to the J.C. Gorman Trust shares of our report dated January 28, 2000, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                             /s/ Ernst & Young LLP



Cleveland, Ohio
March 24, 2000


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